Exhibit 5



                                  May 17, 1996


Liberty Technologies, Inc.
Lee Park, Suite 6000
555 North Lane
Conshohocken, PA  19428

Gentlemen:

                  We have acted as special counsel to Liberty Technologies, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a registration statement (the "Registration Statement") of the Company on Form S-3 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the proposed offer and sale by a certain selling shareholder of the Company (the "Selling Shareholder") of up to 250,000 outstanding shares (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock").

                  In this connection, we have examined the Registration Statement, including the exhibits thereto, the originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and the By-Laws of the Company amended to date, resolutions of the Company's Board of Directors and such other documents and corporate records relating to the Company and the original issuance and sale of the Shares to the Selling Shareholder as we have deemed appropriate. The opinion expressed herein is based exclusively on the applicable provisions of the Pennsylvania Business Corporation Law as in effect on the date hereof.

                  On the basis of the foregoing, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

                  We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Act, since we have not certified any part of



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Liberty Technologies, Inc.
Page 2
May 17, 1996


such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                                     Very truly yours,

                                                     PEPPER, HAMILTON & SCHEETZ




                                                     By:  /s/ James D. Rosener
                                                         ----------------------
                                                               A Partner

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